SHARE EXCHANGE AGREEMENT



     THIS SHARE EXCHANGE AGREEMENT is made this 9th day of October 1998, by and between Delta Petroleum Corporation, a Colorado corporation ( Delta ), Ambir Properties, Inc., a Bahamian corporation ( Ambir ), Tony Vanetik, Danny Thomas, and Fenham Systems Limited, a British Virgin Islands Corporation ( Shareholders ).

     WHEREAS, Delta desires to acquire all of the issued and outstanding shares of common stock of Ambir in exchange for an aggregate of 250,000 authorized but unissued restricted shares of Delta's common stock (the "Common Stock") and warrants to purchase 500,000 shares of Common Stock and Delta owning 100% of the issued and outstanding shares of Ambir's common stock (the "Exchange").

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO
AGREE AS FOLLOWS:

                                 ARTICLE 1

                          EXCHANGE OF SECURITIES

     1.1 Issuance of Shares and Warrants. Subject to all of the terms and conditions of this Agreement, Delta agrees to exchange 250,000 shares of Common Stock and 500,000 warrants to purchase a like number of shares of Delta Common Stock (the "Warrants) in exchange for all the Ambir common stock issued and outstanding. All of the Common Stock and shares of Delta Common Stock issuable upon exercise of the Warrants shall be subject to a Stock Voting Agreement, the form of which is attached hereto as
Exhibit 1.1.  The Warrants will be issued as follows:

                                                        Exercise
 Number of Warrants             Price                     Term


  250,000 Warrants             $3.50 per             Five years-
                                   share         Vests immediately

  100,000 Warrants             $4.00 per             Five years-
                                   share         Vests immediately

  100,000 Warrants              $4.50 per            Five years-
                                    share          Vests immediately

  50,000 Warrants               $5.00 per            Five years-
                                    share          Vests immediately


     The Common Stock and Warrants will be issued in the names of the shareholders of Ambir on the Closing, in the amounts set forth on Schedule 1 (which is attached hereto and incorporated herein by reference) and delivered by Delta on the Closing date to an independent escrow agent (the "Escrow Agent") that shall be selected by the mutual agreement of the parties hereto to be held by such Escrow Agent as a stakeholder until the earlier of March 31, 1999 or the date on which the legal opinion required by Section 9.1 hereof is delivered to Delta. In the event that such legal opinion is delivered to Delta on or before March 31, 1999, the Escrow Agent shall be irrevocably instructed to deliver all of the Common Stock and Warrants directly to the shareholders of Ambir. In the event that such legal opinion is not delivered to Delta on or before March 31, 1999, the Escrow Agent shall be irrevocably instructed to return all of the Common Stock and Warrants to Delta for cancellation in which event Delta shall return the Ambir stock to Shareholders.

     1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by Delta to Ambir shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

     1.3  No Sale or Transfer of Shares or Warrants.   The
Shareholders agree that they will not attempt to sell, assign or otherwise transfer ownership of the shares of the Common Stock or Warrants being issued hereunder until October 9, 1999 and that any attempt to sell, assign or transfer the Common Stock or Warrants prior to such date shall be null and void.

     1.4 Registration Rights. Delta agrees to use its best efforts to include the shares underlying the Warrants in any registration statement filed by Delta with the Securities and Exchange after October 9, 1999; provided, however, that none of such shares shall be included in any registration statement for any public offering of securities involving an underwriter without the underwriter's prior written consent, which consent may be withheld or denied for any reason in the underwriter's sole and absolute discretion. The expense of such registration shall be borne by Delta.

                                 ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF AMBIR

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, Ambir and the Shareholders hereby represent and warrant to Delta that:




     2.1 Organization. Ambir is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of the Bahamas, has all necessary corporate powers to own its properties and to carry on its business as it is currently conducted.

     2.2 Capital. The authorized capital stock of Ambir consists of 5,000 shares of Common Stock, of which 5,000 are currently issued and outstanding. All of the issued and outstanding shares of Ambir are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating Ambir to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. Ambir does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of Ambir as of the date of this Agreement.

     2.5 Financial Information. Ambir has no assets other than those certain licenses and related agreements granted to Ambir by the Republic of Kazakhstan to extract hydrocarbons and other minerals, true and complete copies of which are attached hereto as Exhibit 2.17, which licenses and related agreements are hereinafter collectively referred to as the ("Kazakhstan Licenses"), and Ambir has no liabilities of any kind.

     2.6 Absence of Changes. Since June 30, 1998, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Ambir's knowledge, Ambir has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of Ambir or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither Ambir nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due that, in the aggregate, would exceed $20,000.

     2.8 Taxes. Within the times and in the manner prescribed by law, Ambir has fully paid filed all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Delta and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of Ambir. Ambir shall make available to Delta and/or its attorneys all books and records of Ambir.

     2.10 Trade Names and Rights. Ambir does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. Ambir has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on Ambir or its properties.

     2.12 Litigation. Ambir is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Ambir, threatened against or affecting Ambir or its business, assets or financial condition, except for matters which would not have a material affect on Ambir or its properties. Ambir is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Ambir is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.13 Authority. Ambir has full corporate power and authority to enter into this Agreement. The board of directors and shareholders of Ambir have taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Ambir and the performance of the obligations of Ambir under this Agreement. No other corporate proceedings on the part of Ambir are necessary to authorize the execution and delivery of this Agreement by Ambir in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by Ambir, and will be a valid and binding agreement of Ambir, enforceable against Ambir in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Ambir of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of Ambir's knowledge: (a) materially violate any provision of Ambir's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Ambir (including, without limitation, any of the Kazakhstan Licenses), or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Ambir is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of Ambir; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Ambir is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by Ambir herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by Ambir, or on its behalf, contains any untrue statement of material fact, or omits to state any material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading.

     2.16 Assets. Ambir has good and marketable title to all of its tangible and intangible properties (including, without limitation, the Kazakhstan Licenses), and such tangible and intangible properties are not subject to any material liens or encumbrances.

     2.17 Material Contracts and Obligations. Attached hereto on
Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which Ambir is a party or by which it is bound that are material to the conduct and operations of its business and properties which provide for payments to or by Ambir in excess of $5,000; or which involve transactions or proposed transactions between Ambir and its officers and directors. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Delta and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts. Except as set forth on
Schedule 2, Ambir is not a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which is materially adverse, materially onerous, or materially harmful to Ambir's business.

     2.18 Consents and Approvals. Ambir has all of the material licenses, permits, orders, approvals and authorizations that are necessary for Ambir to immediately commence the commercial exploitation of hydrocarbons pursuant to the Kazakhstan Licenses. The Work Plan attached hereto as Exhibit
2.18 (the "Work Plan") has been adopted and approved in its entirety by the Kazakhstan government and is in full force and effect. Any and all provisions of the Kazakhstan
Licenses that are currently in apparent default or noncompliance by Ambir (or which conflict with the Work Plan in any manner) are either fully cured by such adoption of the Work Plan or have been waived or otherwise modified in writing by the Kazakhstan government. To the extent that there is any conflict between any of the provisions of any of the Kazakhstan Licenses and any of the provisions of the Work Plan, the provisions of the Work Plan prevail and any and all such conflicting provisions of the Kazakhstan Licenses are superseded and replaced by the provisions of the Work Plan. The provisions of the Work Plan replace, satisfy and/or supersede any and all of the provisions of the Kazakhstan Licenses which relate directly or indirectly to spending and work requirements pursuant thereto, and the expenditures set forth in the Work Plan are the only material expenditures that are required by the Kazakhstan Licenses or any other related document. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Ambir in connection with: (a) the execution and delivery by Ambir of this Agreement; (b) the performance by Ambir of its obligations under this Agreement; or (c) the consummation by Ambir of the transactions contemplated under this Agreement. Neither Ambir nor any of the Shareholders is aware of any additional license, permit, order, approval or authorization that will be required to be obtained by either Delta or Ambir in order for Ambir to immediately commence the commercial exploitation of hydrocarbons pursuant to the Kazakhstan Licenses after the consummation of the transaction contemplated by this Agreement.

     2.19 Compliance With Applicable Laws; Environmental Matters. To the best of Ambir's knowledge, Ambir and all of the real properties subject to the Kazakhstan Licenses and related agreements are in compliance in all material respects with all applicable laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and other legal requirements of any kind (hereinafter collectively referred to as the "General Laws"), including without limitation all applicable laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and other legal requirements of any kind concerning or relating to the protection of health and the environment (hereinafter collectively referred to as the "Environmental Laws"). Neither Ambir nor any of the Shareholders has received any notification of (and none of them is otherwise aware of) any violation, citation, complaint, request for information, order, directive, compliance schedule, or other similar enforcement order, or any other notice from any administrative or governmental agency, indicating that any of the property subject to the Kazakhstan Licenses was not, is not or may in the future not be in compliance in all material respects with the General Laws and the Environmental Laws. To the best knowledge and belief of Ambir and each of the Shareholders, all of the real properties subject to the Kazakhstan Licenses are free of all materials designated as hazardous substances, wastes, hazardous materials, pollutants or contaminants under any Environmental Law.

                                 ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF DELTA

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Delta represents and warrants to Ambir that:

     3.1 Organization. Delta is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as it is currently conducted.

     3.2 Capitalization. The authorized capital stock of Delta consists of 3,000,000 authorized shares of $0.10 par value Preferred Stock, of which no shares are currently issued or outstanding, and 300,000,000 shares of $0.01 par value Common Stock, of which 5,513,858 shares are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 3 attached hereto, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Delta to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of Delta as of the date of this Agreement.

     3.4 Financial Statements. Delta has delivered to Ambir its audited balance sheet and statements of operations and cash flows as of and for the period ended June 30, 1998, (the Financial Statements) as filed with the United States Securities and Exchange Commission (the "SEC"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of Delta as of the dates, and for the periods, indicated therein.

     3.5 Absence of Changes. Since June 30, 1998, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Delta's knowledge, Delta has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.6 Tax Returns. Within the times and in the manner prescribed by law, Delta has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.7 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Ambir shall have the opportunity to meet with Delta's accountants and attorneys to discuss the financial condition of Delta. Delta shall make available to Ambir all books and records of Delta.

     3.8 Compliance with Laws. Delta has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties or the operation of its business, except for the noncompliance or violation of those statutes, laws or regulations, the violation of which could not reasonably be expected to have a material adverse impact on Delta's current business or operations.

     3.9 Litigation. Delta is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Delta, threatened against or affecting Delta or its business, assets, or financial condition. Delta is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

     3.10 No Prior or Pending Investigation. Delta is not aware of any legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding
Delta or any officers or directors of Delta or any shareholders or controlling persons of such shareholders.

     3.11 Authority. Delta has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Delta has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Delta, the performance of the obligations of Delta under this Agreement and the consummation by Delta of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Delta are necessary to authorize the execution and delivery of this Agreement by Delta in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Delta, will be a valid and binding agreement of Delta, enforceable against Delta in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.12 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Delta of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Delta's knowledge: (a) violate any provision of Delta's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Delta, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Delta is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Delta; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Delta is bound or subject.

     3.13 Validity of Delta Shares.  The shares of Delta Common
Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.14 Full Disclosure. None of the representations and warranties made by Delta herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Delta, or on its behalf (including without limitation Delta's annual report on Form 10-KSB for the fiscal year ended June 30, 1998), contains any untrue statement of material fact, or omits to state any material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading.

     3.15 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Delta in connection with: (a) the execution and delivery by Delta of its obligations under this Agreement; (b) the performance by Delta of its obligations under this Agreement; or (c) the consummation by Delta of the transactions contemplated by this Agreement.

     3.16 Compliance with Laws. Delta has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on Delta or its properties.

                                 ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     4.1 Share Ownership. Shareholders hold 100% of the issued and outstanding shares of Ambir common stock. Such shares are owned of record and beneficially by Shareholders, and such shares are not subject to any lien, encumbrance or pledge, but they are restricted securities as defined in Rule 144 of the Securities Act of 1933. Shareholders have the full and requisite authority to exchange such shares pursuant to this Agreement.

     4.2 Investment Intent. Shareholders understand and acknowledge that the shares of Delta Common Stock (the "Delta Shares") are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the "Securities Act") for non-public offerings; and Shareholders make the following representations and warranties with the intent that the same may be relied upon in determining the suitability of Shareholders as purchasers of securities:

          (a) The Delta Shares are being acquired solely for the account of Shareholders, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no intention of distributing or reselling any part of the Delta Shares.

          (b) Shareholders agree not to dispose of their Delta Shares or any portion thereof unless and until counsel for Delta shall have reasonably determined that the intended disposition is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

          (c) Shareholders acknowledge that Delta has made all documentation pertaining to all aspects of the Exchange available to them, and has offered such persons an opportunity to discuss the Exchange with the officers of Delta.

          (d) Shareholders have relied solely upon independent investigations made by Shareholders.

          (e) Shareholders are knowledgeable and experienced in making and evaluating investments of this nature and desires to accept the Exchange on the terms and conditions set forth.

          (f) Shareholders are able to bear the economic risk of an investment, as a result of the Exchange, in the Delta Shares.

     4.3 Indemnification. Shareholders recognize that the offer of the Delta shares to them are based upon their representations and warranties set forth and contained herein and hereby agree to indemnify and hold harmless Delta against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by Shareholders.

     4.4 Legend. Shareholders agree and acknowledge that the certificates evidencing the Delta Shares acquired pursuant to this Agreement will have a legend placed thereon stating that the securities have not been registered under the Act or any state securities laws and setting forth or referred to the restrictions on transferability and sales of the Shares.

                                 ARTICLE 5

                                 COVENANTS

     5.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.


                                 ARTICLE 6

                CONDITIONS PRECEDENT TO DELTA S PERFORMANCE

     6.1 Conditions. The obligations of Delta hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. Delta may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Delta of any other condition of or any of Delta's other rights or remedies, at law or in equity, if Ambir shall be in default of any of their representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Ambir in this Agreement or in any written statement that shall be delivered to Delta by Ambir under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. Ambir shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Ambir on or before the Closing Date.

                                 ARTICLE 7

                CONDITIONS PRECEDENT TO AMBIR'S PERFORMANCE

     7.1 Conditions. Ambir's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. Ambir may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Ambir of any other condition of or any of Ambir's rights or remedies, at law or in equity, if Delta shall be in default of any of its representations, warranties, or covenants under this Agreement.

     7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Delta in this Agreement or in any written statement that shall be delivered to Ambir by Delta under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     7.3 Performance. Delta shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Delta on or before the Closing Date.

                                 ARTICLE 8

                                  CLOSING

     8.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or at such other place or in such other manner as shall be mutually agreed upon, at 10:00 a.m. on October 12, 1998, or such other date as shall be mutually agreed upon in writing by the parties. At the Closing:

          (a) Shareholders shall deliver duly endorsed certificates representing their shares of Ambir being exchanged for shares of Delta.

          (b) Shareholders shall receive a certificate or certificates representing the number of shares of Delta Common
Stock for which the shares of Ambir common stock shall have been exchanged.

          (c)  Delta shall deliver a signed Consent and/or
Minutes of the Directors of Delta approving this Agreement and each matter to be approved by the Directors of Delta under this Agreement.

          (d) Ambir shall deliver a signed Consent or Minutes of the Directors of Ambir approving this agreement and each matter to be approved by the Directors of Ambir under this Agreement.

     In the event that the Closing is not conducted in an actual face-to-face meeting, it is agreed that the parties may electronically exchange copies of the documents to be delivered at Closing via facsimile with a written representation that the actual manually signed documents will be delivered to the appropriate parties via overnight courier.

                                 ARTICLE 9

               POST CLOSING CONDITION TO DELTA'S PERFORMANCE

     9.1 Legal Opinion. On or before March 31, 1999, Ambir shall, at Delta's sole expense, cause Delta to receive a legal opinion from a nationally recognized law firm that is reasonably acceptable to Delta, which legal opinion shall be substantially in the form attached hereto as Exhibit 9.1; provided, however, that Ambir shall not be permitted to incur any expense on behalf of Delta without Delta's prior written consent. In the event that Delta does not authorize such expenditure, Ambir may, at its option, procure the subject legal opinion at Ambir's expense and thereby satisfy the requirements of this Section
9.1.

                                ARTICLE 10

                               MISCELLANEOUS

     10.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     10.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     10.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     10.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     10.5 Entire Agreement.  This Agreement contains the entire
Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     10.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     10.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     Delta:

          Delta Petroleum Corporation
          555 Seventeenth Street, Suite 3310
          Denver, Colorado  80202

     with a copy to:

          Stanley F. Freedman, Esq.
          Krys Boyle Freedman & Sawyer, P.C.
          600 Seventeenth Street, Suite 2700 South Tower
          Denver, Colorado 80202

     Shareholders:

          C/O Richard D. Aprahamian, Esq.
          611 Anton Blvd., Suite 1110
          Costa Mesa, California 92626

     with a copy to:

          Tony Vanetik
          1085 Castlerock Lane
          Santa Ana, California 92705


     10.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     10.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     10.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction and no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     10.11 Announcements. Delta and Ambir will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     10.12  Expenses.  Except as provided in Section 9.1 hereof,
Delta and Ambir will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     10.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

    AGREED TO AND ACCEPTED as of the date first above written.

                               DELTA PETROLEUM CORPORATION


                           By:   s/Aleron H. Larson, Jr.
                             Aleron H. Larson, Jr., Chairman/CEO


AMBIR PROPERTIES, INC.


By:   s/Brendan Morrissey
     Authorized Officer

                                  SHAREHOLDERS:

                                    s/Tony Vanetik
                                    Tony Vanetik


                                    s/Danny Thomas
                                    Danny Thomas

                                    s/Danny Thomas
                                    Fenham Systems Limited,
                                    A British Virgin Islands Corporation


                                   SCHEDULE 1

                          Stock Ownership of Ambir and
                    Shares of Delta to be Exchanged Therefor


Name         Number of                  Number of Warrants
               Delta
               Shares         $3.50     $4.00     $4.50     $5.00

Yuri Vanetik   50,000        40,000    20,000    20,000    10,000
Dean Miller    50,000        50,000    20,000    20,000    10,000
Daniel A.A.
 Thomas         50,000       40,000    20,000    20,000    10,000
Fenham Systems  10,000       10,000     5,000     5,000     2,500
 Limited
Yedil Kassymov  10,000          --        --       --        --
Starrleaf
Business        80,000       35,000    10,000    10,000     5,000
Limited
Brendan Joseph    --         40,000    15,000    15,000     7,500
 Morrisey
Tony Vanetik      --         35,000    10,000    10,000     5,000
      Total    250,000      250,000   100,000   100,000    50,000


                                SCHEDULE 2

                          AMBIR PROPERTIES, INC.
                                 ( Ambir )


    Directors and Officers of Ambir:

                        - Brendan Morrissey - President, Director,
                             Secretary, Treasurer
                        - Dean Miller - Director
                        - Daniel A. A. Thomas - Director

    Material Contracts of Ambir:

    2.17 Licenses and related agreements granted to Ambir by the Republic of Kazakhstan to extract hydrocarbons and other minerals.

    2.18 Estimated Work Plan approved by the Republic of
Kazakhstan in connection with the licenses and related agreements.


                                SCHEDULE 3

                        DELTA PETROLEUM CORPORATION
                                 ("Delta")

                          DIRECTORS AND OFFICERS

         Aleron H. Larson, Jr.    - Chairman, Chief Executive
                                    Officer, Secretary, Treasurer
                                    and Director

         Roger A. Parker          - President and Director

         Terry D. Enright         - Director

         Jerrie F. Eckelberger    - Director

                       OUTSTANDING OPTIONS/WARRANTS

    A.   Options outstanding under the Company's 1993 Incentive
Plan to purchase up to 1,400,477 shares of common stock at prices ranging from $1.125 to $9.75 per share.

    B. Options and Warrants to purchase 889,500 shares of common stock at prices ranging from $1.25 to $8.50 per share.



                  AGREEMENT(S) OBLIGATING DELTA TO ISSUE
                         ADDITIONAL SHARES/OPTIONS

         Agreement dated October 2, 1998 between MDC Group, Inc. and Delta entitled "Agreement for Public and Broker Relations" obligating Delta to issue up to 350,000 shares of common stock and Options to purchase up to 500,000 shares of common stock at exercise prices ranging from $2.50 to $6.00 per share with expiration dates ranging from 90 days to one year.

                                CERTIFICATE


    I, Aleron H. Larson, Jr., Chairman/CEO of Delta Petroleum
Corporation ( Delta ), on behalf of Delta hereby certify as follows:

    All of the representations and warranties, covenants and conditions made by or on behalf of Delta which are set forth in the Share Exchange Agreement dated October 9, 1998 with
Ambir Properties, Inc. (the Agreement ) are true and correct as of this date and that each of the conditions set forth in Sections 7.2 through 7.6 of the Agreement have been fulfilled as of this date.



   Dated:   October 9, 1998

                             s/Aleron H. Larson, Jr.
                             Aleron H. Larson, Chairman/CEO
                             Delta Petroleum Corporation


                                CERTIFICATE


    I, s/B. Morrissey, President of Ambir Properties, Inc. (Ambir ), on behalf of Ambir hereby certify as follows:

    All of the representations and warranties, covenants and conditions made by or on behalf of Ambir which are set forth in the Share Exchange Agreement dated October 9, 1998 with
Delta Petroleum Corporation (the Agreement ) are true and correct as of this date and that each of the conditions set forth in Sections 6.2 through 6.4 of the Agreement have been fulfilled as of this date.

  Dated:   October 9, 1998

                             s/Brendan Morrissey
                              President
                             Ambir Properties, Inc.



EXHIBIT 1.1


                          STOCK VOTING AGREEMENT

     THIS VOTING AGREEMENT, executed and effective this day of October 1998, is by, between and among DELTA PETROLEUM CORPORATION, a Colorado corporation ("Delta"),
                                           ("Shareholder"),
Roger A. Parker ("RAP") and Aleron H. Larson, Jr. ("AHL").

     WHEREAS, Shareholder owns an aggregate of shares of the issued and outstanding common stock of Delta and may in the future acquire and own additional shares (collectively the "Shares").

     NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Shareholder contemporaneously herewith owning the Shares, hereby constitutes and appoints AHL and RAP, and each of them, with full power of substitution, for the period commencing on the date hereof and ending on December 31, 2002, to vote the Shares as the proxy of Shareholder, at any and all meetings, regular or special, of the shareholders of Delta, or at any adjournments thereof, which may be held during such period, hereby granting to said AHL and RAP, and each of them (the "Proxies"), as Shareholder's attorney and proxy, all powers Shareholder would possess if personally present at any such meetings. The proxy granted hereby is expressly acknowledged to be coupled with an interest and shall be irrevocable to the full extent permitted by law until December 31, 2002, except to the extent specifically provided in Paragraph 3 below. The proxy granted hereby revokes any other proxy relative to the Shares heretofore granted by Shareholder. Shareholder agrees that this proxy shall also apply to any shares acquired in the future prior to December 31, 2002 or, in the alternative, that shareholder, upon acquisition, will execute additional agreements identical to this one for any such shares.

     2. During the entire term of this Agreement, the Proxies, and each of them, shall have full and absolute discretion as to the manner in which Shares are to be voted as to any matter whatsoever, all without any liability or obligation of any kind to Shareholder.

     3. Nothing contained herein shall be construed in such a manner so as to prohibit or preclude the sale or exchange of all or any part of the Shares by Shareholder in accordance with the provisions of this Paragraph 3. In the event that all or any portion of the Shares are sold, assigned or exchanged by Shareholder (and/or its assigns) in any transaction other than a public resale prior to December 31, 2002, then transferred shares shall remain subject to the voting restrictions set forth herein subsequent to the transfer unless otherwise agreed to in writing.

     4. A counterpart of this Agreement shall forthwith be deposited with Delta at its principal place of business.

     5. This Agreement shall be construed in accordance with the laws of the State of Colorado and shall be binding upon the successors and assigns of each party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

                              DELTA PETROLEUM CORPORATION



                          By:


                              Authorized Officer




                              Aleron H. Larson, Jr.




                              Roger A. Parker


                              SHAREHOLDER:





                               EXHIBIT 2.18


                                 Estimated
                                 Work Plan

                              AMBIR PROPERTY
                               CONTRACT AREA
                           Northeast Kazakhstan

            Part A, to be completed by February 1, 2000

Goal:     Purchase and process USGS magnetic data over the
          contract area. (Part B would include processing
          additional magnetic and gravity processing of
          additional data over the contract area. The
          Kazakhstan and Russian Governments have
          additional detailed magnetic and gravity data
          over this area which can be purchased and
          processed as part of Part B, the next phase,
          Part C might include acquiring additional
          proprietary data to compliment any areas without
          good control.)                  $4,000.00

          Acquire and process additional Torsion data over
          the contract areas using existing Russian
          surface photos.                 $200,000.00

          Interpret and integrate magnetic, seismic and
          torsion information over the contract area.  Use
          this information to, produce and translate into
          Kazak the yearly work plan.  The work plan
          should include any proposed seismic data
          acquisition and/or drilling for the next year.
          Typically, these plans are filed with the
          Ministry of Geology by the middle of February
          each calendar year.           $60,000.00

          Perform due diligence on contract/license;
          verify title on concession.

Result: Develop the work plans for 1999-2000, evaluate the contract areas, Retrieve all of the information on the Contract area, commencement of reprocessing the existing 2-D seismic, torsion, and magnetic data to define wildcat structure/trap for estimated 10,000 foot well location.

Cost:     Total Cost For Part A:            $264,000.000

                Part B, to be completed by February 1, 2001

Goal:     File exploration work plan with government by
          February 1999.
                                                  $20,000.00

          Retrieve all geophysical and geological data. maps, geochemical data, make tape copies, gather survey and observer notes, translate, catalog, inventory and prioritize the information.
          Complete reprocessing of all available 2-D
          seismic data in the combined Ertismunai and
          Ambir Contract Areas (one half net to Ambir.)
                                                  $75,000.00

          Contact local geophysical acquisition crews,
          plan acquisition of 150 km of 2-D seismic data
          to define additional regional detail, to define the wildcat drilling sites (plus potentially development locations following a success of wildcat #1.)
                                                  $20,000.00

          Contact drilling equipment contractors and
          suppliers in Kazakhstan for drilling operations.
          Trip to Pavlodar region.                $60,000.00


Result: Develop the work plans for 2001, evaluate the contract areas and define a 10,000' wildcat location. Retrieve all of the information on the Contract area, reprocess the existing 2-D seismic, torsion, and magnetic data should define wildcat structure/trap for proposed well location.


Cost:     Total Cost for Part B                  $175,000.00


                Part C, to be completed by February 1, 2002


Goal:     Finalize drilling plans for wildcat in first
          half of year.  Contract drilling equipment,
          supplies and crews in Kazakhstan.  Trip to
          Pavlodar region and contract area.
                                                  $60,000.00

          Drill, supervise and evaluate first wildcat to estimated depth of 10,000'.

                                               $3,500,000.00

          Plan second wildcat and/or first development well to be drilled in early 2002.

          Plan 400 km regional, prospect and development
          2-D seismic program in mid-2000.
                                                   $60.000.00


Result: Complete plans for drilling first wildcat in first half 2000. Plan detailed 2-D seismic program and define second wildcat and/or development well by 1st half 2002. Build location(s), roads; move in equipment and personnel, drill or locate water source, install or build tanks and storage pits, spud and begin drilling wildcat to approximate depth of 10,000 feet.


Cost:     Total Expense For Part C                $3,560,000.00
          Includes drilling costs, installation of equipment, costs for well site supervision, travel expenses and land payment to Kazakhstan government.

               Part D, to be completed by February 1, 2003


Goal: Acquire, process and interpret additional 400 km of 2-D seismic data in first half of 2003.

                                               $3,500,000.00

          Trip to Pavlodar and Contract area.
                                                $60,000.00

          Develop full exploration and development plan
          for contract area.
                                                  $60,000.00

          Spud second wildcat and/or first development well on Contract area in first half of 2001.

                                               $3,500,000.00

          Consider design of 3-D survey follow results of first 2 successful wildcat wells.


Result: Spud second wildcat and/or development well by 4th quarter 2003. Build location(s), roads, move in equipment and personnel, drill or locate water source, install or build tanks and storage pits, spud and begin drilling wildcat to approximate depth of 10,000 feet.


Cost:     Total Cost For Part D             $7,120,000.00
          Includes equipment, personnel for seismic acquisition, processing, and interpretation, travel expenses.


EXHIBIT 9.1
                                             Form of Opinion

                                                       (Date)


Delta Petroleum Corporation
555 Seventeenth Street, Suite 3310
Denver Colorado 80202

Gentlemen:

     We have acted as Kazakhstan counsel to Ambir Properties, Inc., a Bahamian corporation ("Ambir"), in connection with the consummation of the Share Exchange Agreement dated as of September 28, 1998 (the "Agreement"), among Ambir, Ambir's shareholders and Delta Petroleum Corporation ("Delta"). This letter is being furnished to you pursuant to Section 9.1 of the Agreement.

     Unless otherwise indicated, all capitalized terms used herein have the meanings given to those terms in the Agreement.

     In order to render this opinion, we have examined the following:

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any agreements reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents we have considered to be relevant and our actual knowledge, and have assumed the current accuracy and completeness of (i) the information obtained from public officials and records included in the documents referred to above, and (ii) the representations and warranties made by representatives of Ambir to us, including, without limitation, those made to us in the performance of our due diligence review with respect to the exchange of shares (the "Exchange") contemplated by the Agreement. We have made no independent investigations or other attempts to verify the accuracy of any of such information, representations, warranties or other facts as represented by Ambir or to verify the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that any of the opinions expressed herein are not accurate.

     For purposes of this opinion, we have also assumed that: (a) Delta has all requisite power and authority, and has taken any and all corporate or other action necessary, for the due authorization by Delta of the execution, delivery and performance of the Agreement and other relevant documents to which Delta is a party and that the Agreement constitutes a binding obligation of Delta enforceable against it in accordance with its terms; (b) Delta has fully performed all of the other obligations which it is to perform at or before the Closing; and (c) all of the representations and warranties made by Delta in the Agreement are true and correct in all respects.

     Based upon the foregoing, and subject to the assumptions and qualifications referred to herein, it is our opinion that:

          1.   Ambir is a corporation duly organized, validly
existing and in      good standing under the laws of the
Commonwealth of the Bahamas, and has the requisite corporate power to perform its obligations pursuant to the Agreement.

          2. The execution and delivery of the Agreement by Ambir and the consummation of the Exchange have been duly and validly authorized by the Board of Directors of Ambir and by each of its shareholders. No other corporate acts or proceedings on the part of Ambir are necessary to authorize the execution, delivery or performance of the Agreement by Ambir or its shareholders.

          3. To the best of our knowledge after due inquiry, neither the execution and delivery of the Agreement, the performance by Ambir and its shareholders of their respective and collective obligations under the Agreement, nor the consummation of the transactions contemplated under the Agreement will:

          (a) materially violate any provision of Ambir's articles of incorporation or bylaws;

          (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Ambir (including, without limitation, any of the Kazakhstan Licenses), or require the payment of any prepayment or other penalties;

          (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Ambir is bound;

          (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of Ambir; or

          (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Ambir is bound or subject.

          4. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Ambir in connection with: (a) the execution and delivery by Ambir and its shareholders of the Agreement; (b) the performance by Ambir and its shareholders of their respective and collective obligations under the Agreement; or (c) the consummation by Ambir and its shareholders of the transactions contemplated under the Agreement. We are not aware of any additional license, permit, order, approval or authorization that will be required to be obtained by either Delta or Ambir in order for Ambir to immediately commence the commercial exploitation of hydrocarbons pursuant to the Kazakhstan Licenses after the consummation of the transactions contemplated by the Agreement.

          5. Ambir has all of the material licenses, permits, orders, approvals and authorizations that are necessary for Ambir to immediately commence the commercial exploitation of hydrocarbons pursuant to the Kazakhstan Licenses. The Work Plan attached to the Agreement as Exhibit 2.18 (the "Work Plan") has been adopted and approved in its entirety by the Kazakhstan government and is in full force and effect. Any and all provisions of the Kazakhstan Licenses that are currently in apparent default or noncompliance by Ambir (or which conflict with the Work Plan in any manner) are either fully cured by such adoption of the Work Plan or have been waived or otherwise modified in writing by the Kazakhstan government. To the extent that there is any conflict between any of the provisions of any of the Kazakhstan Licenses and any of the provisions of the Work Plan, the provisions of the Work Plan prevail and any and all such conflicting provisions of the Kazakhstan Licenses are superseded and replaced by the provisions of the Work Plan. The provisions of the Work Plan replace, satisfy and/or supersede any and all of the provisions of the Kazakhstan Licenses which relate directly or indirectly to spending and work requirements pursuant thereto, and the expenditures set forth in the Work Plan are the only material expenditures that are required by the Kazakhstan Licenses or any other related document.

     We are admitted to practice law in the Republic of Kazakhstan, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing internal laws of the Republic of Kazakhstan.

     This opinion is intended solely for Delta's use for the purpose of the consummation of the transactions contemplated by the Agreement, and is not to be made available to, or relied upon for any other purpose by, any other persons or entities without our prior written consent. Except as otherwise indicated, all opinions herein are rendered as of the date hereof. We assume no obligation to advise you of facts, circumstances, events or changes in the law that may hereafter be brought to our attention whether or not they would affect or modify the opinions expressed herein.

                              Very truly yours,